LEASE AGREEMENT

This Lease Agreement (this "Lease") is made and executed this 10TH, day of DECEMBER **2010**, between **SOUTH TOWN CENTER, LLC**., a Michigan limited liability company, of 4463 Wilson Avenue, S.W., P.O. #46, Grandville, Michigan 49468 (herein called the " LANDLORD"), and **GRAND RIVER BANK,** a Michigan banking corporation, of 4471 Wilson Ave., S.W., Grandville, Michigan 49418, (hereinafter called the "TENANT".)

1. ***LEASE PREMISES***. Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from, Landlord space in the SOUTH TOWN CENTER Building (the "Building"), as shown by cross-hatching on the site plan attached hereto as Exhibit A (the "Premises"), having a mailing address of **4471 Wilson Ave., S.W., Grandville, Michigan 49418**, and being identified as PP # 41-17-30-226-010. The Premises consist of 2352 sq. ft. of office space, a one-half basement (1100 sq. ft.), and three stall drive-thru banking (1250 sq. ft) area. The Tenant shall have the nonexclusive right to share the use of the common areas of the property ("Common Areas") on which the Building is located, which is also shown on the attached Exhibit A. The Landlord warrants and represents to the Tenant that it owns and undivided fee simple interest in the Premises and the Common Areas.

2. ***RENT.*** Tenant agrees to pay Landlord an amount of **$ 4,100.00** per Month for rental of said Premises, payable on the first day of each and every month thereafter during the Term (as hereinafter defined). **An annual CPI Price increase, not to exceed 2% will be imposed** during the Term of this Lease. In the event that the Tenant does not pay any rent or other amounts due hereunder within ten (10) days after receipt of a written notice from the Landlord, the Tenant shall pay the Landlord a late fee equal to three percent (3%) of such past due amount.

3. ***TERM.*** This Lease shall run for a term of **Thirty Six (36) months** from and after **January 1, 2011,** and ending **December 31, 2013 (the "Term"),** Tenant shall have three **(3), successive options to renew the Lease, with each option being for a three (3) year period.**

4.USE OF PREMISES UNIT. The Tenant shall use the Premises for banking, mortgage, financial, general office and related services, and for no other purpose whatsoever without the express written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.

5. ***IMPROVEMENTS & AGREEMENTS***

a. The Premises as shown and currently being used by Tenant including any and all leasehold improvements and/or banking equipment; provided, however, Tenant may remove al of its trade fixtures and personal property at the termination of the Lease.

***b. Landlord agrees to assist Tenant with a variance request from the Zoning Board of Appeals (City of Grandville) for additional and improved signage. In that regard, Landlord shall timely sign and deliver any necessary documentation relating to variance request, as well as attend and testify in favor of such request at any meetings or hearings concerning variance request at the best of his ability.**

6. ***TENANT'S WORK; ALTERATIONS AND IMPROVEMENTS.*** Upon taking possession of the Premises, the Tenant shall be responsible for any interior changes deemed necessary for it's own operational procedure. All such work by the Tenant shall be done in a good and workmanlike manner in compliance with all applicable building, zoning, and other laws, ordinances, government regulations and requirements. Any alteration, addition, or improvement to the Premises, except for trade fixtures such as an ATM, drive-through banking equipment, bank surveillance and security equipment shall become and remain the property of the Landlord at the expiration of the Lease Term, unless the Tenant can remove such alteration, addition, or improvement without doing damage to the Premises.

7. ***REPAIRS AND MAINTENANCE.*** The Landlord, at its expense, shall maintain in good condition and repair the following: the Building's roof, foundation, exterior walls, exterior windows, exterior doors, gutter, parking areas, driveways, sidewalks, landscaping, fences, Common Areas, the Building's heating, air conditioning, and ventilation systems, and the Building's outside utility systems, including electrical, gas, water and sewer. The Tenant shall reimburse the Landlord for the expense involved in and maintenance or repairs caused by the sole negligence of the Tenant. The Tenant shall maintain in good condition, ordinary wear and tear excepted, its alterations, additions, and improvements to the Premises as well as the interior of the Premises, including the ceilings, floor and wall coverings, and the interior electrical, lighting, plumbing, and sprinkler systems. The Tenant shall be responsible for its own janitorial services for the Premises. The **Landlord shall provide trash, snow removal and salting services** for the Building and the **Tenant shall pay the Landlord thirty percent (30%) of the cost of such trash, snow removal and salting services invoiced during the Term.**

8. **SIGNS.** The Landlord has erected and will maintain a lighted freestanding sign along Wilson Avenue. The Tenant shall be responsible for purchasing and installing an insert on the Top section of such sign, and any signage on the glass entry doors and transom which will be known as 4471 Wilson Ave. Any additional signage or advertising matter may be installed providing it is within city sign ordinance code and with the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. ***- See (b) "Improvements & Agreements"**

9. ***TAXES.*** Landlord shall pay all real estate taxes and special assessments that maybe levied against the premises. Tenant will pay all taxes assessed against all fixtures and personal property owned by the Tenant situated upon the demised premises.

10. ***INSURANCE.*** **a.** Tenant shall maintain adequate hazard insurance, insuring the leasehold Premises for fire, wind, vandalism, and other expected risk, including liability to the public, arising out of the use of said leasehold, the amount of such insurance policies as well as any insurance policies obtained by Tenant on the leased Premises, shall contain standard waiver of subrogation clauses and shall include Landlord as an additional insured.

b. Landlord shall insure and keep fully insured the entire Building, of which the leased Premises are a part, "against damage by fire and those risks covered by extended coverage", as provided in a Michigan standard fire insurance policy, and Landlord shall also insure the Common Areas. All Landlord insurance policies shall contain standard waiver of subrogation clauses, and all liability polices shall name Tenant as an additional insured.

11. ***UTILITIES***. The Tenant shall be responsible for the cost of gas, electricity and telephone servicing the Premises. (Meters for each unit are attached to the north end of Building.) **The Tenant shall also pay thirty percent (30%) of the common utility bill for sewer and water to the Building during the Term.**

12. ***SUBLET.*** Tenant may assign this lease or sublet the premises to it's bank financial subsidiaries without the consent of the Landlord.

13. ***DESTRUCTION OF LEASEHOLD BY FIRE OR CASUALTY.*** In the event that the Building or the Premises shall be partially destroyed by fire or other casualty, the same shall be repaired as speedily as possible at the expense of the Landlord. Rent shall be abated until the Premises have been completely repaired unless such partial destruction by fire, or other casualty shall not make the Premises entirely usable by the Tenant, in which event Tenant shall pay such portion of the monthly rental provided for herein as the part of the Premises that may be used for the business of Tenant bears to the whole of the demised Premises. In the event of total destruction of said Premises by fire, or other casualty, this Lease shall terminate, and Tenant shall be liable for rent only up to the time of such destruction. If Landlord elects to reconstruct said Building after the total destruction of the same, Tenant shall have the first option to lease said portion(s) of the Building previously occupied by Tenant on the same terms and conditions as in effect at the date of such destruction.

14. ***LANDLORD'S AUTHORITY.*** Landlord covenants that Landlord has good right and lawful authority to enter into this Lease for the full Term aforesaid and that Tenant shall have full possession of the leased Premises at the beginning of the Term aforesaid, and Tenant, upon paying said rental, and performing the covenants and agreements upon its part herein contained shall and may peaceably and quietly have, hold, and enjoy the demised Premises for the full Term aforesaid.

15. ***SECURITY DEPOSIT & TERMINATION OF LEASE***. A security deposit of Five Thousand dollars (***$5,000.00**) shall be paid to Landlord and held until expiration of this Lease. Tenant shall surrender the leased Premises in as good condition as when taken, reasonable wear and tear and casualty damage excepted. * ***Deposit received on 8/2/ 2007 Check #1080 from Lease dated August 2, 2007 and being carried forward for the term of this Lease.***

16. ***QUIET ENJOYMENT***. If the Tenant pays the rent and keeps and performs the covenants of this Lease on the Tenant's part to be kept and performed according to the provisions and conditions hereof, the Tenant shall peacefully and quietly hold, occupy, and enjoy the Premises during the Term hereof without any hindrance or molestation by the Landlord.

17. ***SAVE HARMLESS.*** Tenant agrees to save Landlord harmless from any and all claims that may arise from, on, in, and or about the leased Premises in connection with the acts or omissions of Tenant, its employees and agents, within the Premises.

18. *DEFAULT.* If default be made by Tenant in payment of the rental herein before stated or in any of the covenants and agreements herein contained to be kept by Tenant, and providing notice of default or delinquency stating particulars has been sent by Landlord to Tenant at Tenant's address herein before stated by certified mail, and providing and such action of default or delinquency complained of has not been corrected or cured by Tenant within thirty (30) days after receipt of such notice (plus such additional time as is necessary to cure such default if Tenant has promptly commenced such cure), then it shall be lawful for Landlord, at any time thereafter, while such default or delinquency continues to declare the Term ended, and to re-enter the said leased Premises or any part thereof, ~~either with or without~~ subject to process of law, and to remove the Tenant of any party occupying the same, and to repossess the said Premises without prejudice to any remedies which might otherwise be used for arrears of rental or for breach of covenant, provided however, Tenant shall in no way be relieved of the responsibility of payment of said rent for the full Term herein leased and provided further, any damage award shall be offset by the fair market rental value of the Premises and then discounted at the rate of eight percent (8%). Land shall use reasonable efforts to mitigate its damages.

19. B INDING IN SUCCESSORS. Provisions of this Lease shall be binding upon, inure to the benefit of, the successors in interest and the assigns of the parties thereto.

20. FDIC CLAUSE. Notwithstanding any other provisions contained in this Lease, in the event Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal process by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided, that in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall be by law no greater than an amount equal to all accrued and unpaid rent to the date of termination; and provided further that to continue the Lease, any receive or liquidator appointed by such Authority or its assignee must continue to honor the terms of the Lease.

21. NONDISTURBANCE. With respect to any mortgage affecting the Premises, Landlord shall obtain a non-disturbance agreement from its mortgagee, reasonably acceptable to Tenant, providing that Tenant's possession and its rights under the Lease will not be disturbed or adversely affected so long as Tenant is not in default under the Lease beyond applicable cure periods.

22. EMINENT DOMAIN. If the Premises are taken by eminent domain or private purchase in lieu thereof, in whole or substantial part, either party may terminate the Lease upon written notice to the other and all rentals shall be prorated as of the date of such taking. Each party shall have the right to pursue and receive an award due to such taking.

23. NOTICES. All notices, demands or statements required or permitted under this Lease shall be in writing and shall be deemed given if delivered personally or mailed by certified mail, return receipt requested, to the parties at the addresses set forth in the introductory paragraph of this Lease. Notices shall be effective upon delivery if personally given or upon receipt if sent by certified mail. The addresses specified for notice may be changed by notice from one party to the other.

24. SEVERABILITY. Any provision or part of any provision of this Lease which is found to be illegal or void shall be treated as if it had never been a part hereof and shall have no effect whatsoever on the remainder of the Lease.

25. ENTIRE AGREEMENT. This writing constitutes the entire agreement between Landlord and Tenant. No oral or written prior or contemporaneous agreements shall have any force or effect, nor shall any subsequent agreements have any force or effect unless signed and in writing.

(Signatures on next page)

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this original Lease on the date first written above.

SOUTH TOWN CENTER, LLC, Landlord

By: ______________________

Larry A. Wormmeester, Member

By: ______________________

Daniel Lee Vredvoogd, Member

By: ______________________

Jeffrey Alan DeKoning, Member

Grand River Bank, Tenant

By: ______________________

David H. Blossey, President & CEO